Exhibit 99.1

Viatris Announces Agreements on Remaining Planned Divestitures; Upon Closing Would Achieve its Original Total Target of a Multiple Above 12x on 2022 Estimated Adjusted EBITDA

•

Total Gross Proceeds From All Divestitures, Including the 2022 Divestiture of the Company’s Biosimilars Business, and the Estimated Retained Value are in Line with the Company’s Previously Communicated Range

•

Strategic Decision Made to Retain Rights and Opportunities for Viagra®, Dymista® and Select Over-the-Counter (OTC) Products in Certain Markets Representing Approximately $1.6B in Estimated Retained Value

•	Total Transactions Value Represents up to $6.94B of Total Gross Proceeds Which Represents an Accretive Multiple of 12.4x [1]

•

Offer for Substantially All of OTC Business Reflects Gross Consideration of up to Approximately $2.17B, Representing an Estimated Accretive Multiple of 12.8x; Definitive Agreements for Active Pharmaceutical Ingredients (API) and Women’s Healthcare Reflect Gross Proceeds of up to Approximately $1.2B, Representing an Estimated Accretive Multiple of 9.9x

•

Combined Divestitures Would Result in up to 12 Facilities and More Than 6,000 Employees Representing Approximately 15 Percent of the Company’s Global Workforce Being Conveyed, Substantially Simplifying the Organization

•	Today’s Announced Divestitures Expected to Close by the End of the First Half of 2024, Subject to Regulatory Approvals, Consultations and Other Closing Conditions

•

Completion of Divestitures Will Bring Successful Conclusion to All Phase 1 Efforts and Commitments, Including Prioritizing Use of Net Proceeds for Debt Paydown to Reach Gross Leverage Target [1] of 3.0x in the First Half of 2024

PITTSBURGH – October 1, 2023 – Viatris Inc. (NASDAQ: VTRS), a global healthcare company, today announced it has received an offer for the divestiture of substantially all of its Over-the-Counter (OTC) business, and has entered into definitive agreements to divest its Women’s Healthcare business, its Active Pharmaceutical Ingredients (API) business in India and commercialization rights in certain non-core markets that were acquired as part of the Upjohn Transaction.

Viatris CEO Scott A. Smith said: “I am very excited about today’s announcement as it marks an important milestone in the execution of our overall strategic plan. Not only will this bring to conclusion all of our Phase 1 commitments, including the expected achievement of our deleveraging target of 3 times gross leverage in the first half of 2024, importantly it will also set the Company up extremely well as we enter into our Phase 2 strategy for 2024 and beyond.

Smith continued: “Since joining Viatris, I have had the opportunity to review these divestitures more closely. After taking this closer look, I have made the decision to retain our rights for Viagra and Dymista, as well as other select OTC assets within certain markets as we see further opportunities for these products within Viatris. Needless to say, I am extremely pleased with our excellent overall results — reaching the Company’s previously communicated range on both aggregate value and multiple while also retaining important assets — despite the challenging external macro-economic environment in which we had to execute. In addition, we achieved our goal of substantially simplifying the organization as we increase our focus on areas with the greatest potential to accelerate our growth, patient impact and shareholder value. We are committed to ensuring a successful transition for our colleagues, our partners, our customers and the patients we serve.”

Total Divestitures Summary

($B)	Previous Range (November 7, 2022)	Total Estimated Transaction Value	Estimated Retained Value	Total Estimated Transaction and Retained Value
Biosimilars (1)	$3.335	$3.335		$3.335
Other Non-core Assets (1)(2)	~$5.0 - $6.0	~$3.6	~$1.6	~$5.2
Total Pre-tax Proceeds	~$8.3 - $9.3	~$6.94	~$1.6	~$8.5
Estimated Net Proceeds	~$4.9 - $6.1	~$5.2 (3)	~$1.2	~$5.7 (4)

(1)

Estimated 2022 revenues and adjusted EBITDA from all divested assets of ~$2.0B and ~$0.56B, respectively, inclusive of estimated 2022 revenues and adjusted EBITDA from Other Non-core Assets of ~$1.3B and ~$0.39B, respectively.

(2)	Other Non-core Assets include OTC, API, Women’s Health, and Non-Core Markets acquired as part of the Upjohn transaction.
(3)	Estimated Net Proceeds from Other Non-core Assets of ~$2.55B.
(4)	Estimated Net Proceeds of ~$5.7B was calculated as the estimated net proceeds from all divestitures of ~$5.2B plus the estimated retained value of ~$1.2B less the eye care acquisition of ~$0.7B.

With this announcement the Company has delivered on its commitment to announce agreements on all planned divestitures by the end of 2023 within the Company’s previously communicated range, after considering the estimated retained value. Including gross proceeds from the Company’s completed biosimilars divestiture, the Company expects to realize gross proceeds representing a multiple above 12x on 2022 estimated Adjusted EBITDA for its portfolio of divested assets. The gross proceeds to the Company from all divestitures under the terms of the agreements are up to $6.94 billion, or up to approximately $5.2 billion in estimated aggregate net proceeds, taking into consideration taxes and other costs, including related transaction costs. The Company made the strategic decision to retain rights for Viagra®, Dymista®, and select OTC products in certain markets representing estimated retained value of approximately $1.6 billion applying the OTC multiple of 12.8x to the 2022 estimated Adjusted EBITDA of $125 million attributable to the retained business. Total gross proceeds from all planned divestitures and estimated retained value are in line with the Company’s previously communicated range. Viatris intends to prioritize the use of net proceeds from the divestitures for debt paydown. The application of such proceeds is expected to achieve a gross leverage target of 3.0x in the first half of 2024, completing all Viatris’ Phase 1 commitments which the Company believes will position it to accelerate growth and increase shareholder return as it enters Phase 2 of its strategic plan in 2024. In addition, the Company expects that completing the divestitures would substantially simplify the organization. Under the terms of the today’s announced divestitures, up to 12 facilities and more than 6,000 employees, representing 15 percent of the Company’s global workforce, may be conveyed.

[1]

Non-GAAP measures; see “Non-GAAP Financial Measures” below for more information. “Multiple” refers to estimated transaction value as a multiple of estimated 2022 Adjusted EBITDA; see “Total Divestitures Summary” for more information.

Overview of the Transactions

The transactions are subject to regulatory approvals, completion of any consultations with employee representatives (where applicable), receipt of required consents and other closing conditions, including, in the case of the API business divestiture, a financing condition.

Viatris has received an offer from Cooper Consumer Health, a leading European over-the-counter drug manufacturer and distributor. Subject to the completion of consultations with applicable works councils, the offer grants Viatris the right to divest substantially all of its OTC business, including two manufacturing sites located in Merignac, France, and Confienza, Italy, and a Research & Development (R&D) site in Monza, Italy. The Company will retain rights for Viagra®, Dymista® and select OTC products in certain markets. The transaction would be expected to close in Q2 2024.

Viatris has executed an agreement to divest its API business in India to Iquest Enterprises, a privately held pharmaceutical company, also based in India. The transaction includes three manufacturing sites and a R&D lab in Hyderabad, three manufacturing sites in Vizag and third-party API sales. Viatris will retain some selective R&D capabilities in API. The transaction is expected to close in Q1 2024.

Viatris has also executed an agreement to divest its Women’s Healthcare business, primarily related to oral and injectable contraceptives, to Insud Pharma, a leading Spanish multinational pharmaceutical company. The transaction includes two manufacturing facilities in India: one in Ahmedabad and one in Sarigam. The transaction is expected to close in Q1 2024.

Separately, in another transaction, Viatris entered into an agreement to divest its rights to women’s healthcare products Duphaston® and Femoston® to Theramex, a leading global specialty pharmaceutical company dedicated to women’s health. The transaction is expected to close in Q4 2023.

Viatris has also executed agreements to divest commercialization rights in certain non-core markets that were part of the combination with Upjohn in which the Company had no established infrastructure prior to or following the transaction. These transactions are expected to be completed in Q4 2023.

Viatris also posted a “Divestitures Announcement” presentation, dated October 1, 2023, on its website at investor.viatris.com.

Advisors

Cravath, Swaine & Moore LLP and Saraf & Partners served as legal advisors to Viatris in the transactions; PricewaterhouseCoopers LLP served as an advisor and Jefferies International Limited served as a financial advisor.

About Viatris

Viatris Inc. (NASDAQ: VTRS) is a global healthcare company uniquely positioned to bridge the traditional divide between generics and brands, combining the best of both to more holistically address healthcare needs globally. With a mission to empower people worldwide to live healthier at every stage of life, we provide access at scale. In 2022 alone, we supplied high-quality medicines to approximately 1 billion patients around the world. With our exceptionally extensive and diverse portfolio of medicines, a one-of-a-kind global supply chain designed to reach more people when and where they need them, and the scientific expertise to address some of the world’s most enduring health challenges, access takes on deep meaning at Viatris. We have the ability to touch all of life’s moments, from birth to end of life, acute conditions to chronic diseases. We are headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on Twitter, LinkedIn, Instagram and YouTube.

Forward-Looking Statements

This release contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, Viatris announces agreements on remaining planned divestitures, and upon closing would achieve its original total target of a multiple above 12x on 2022 estimated adjusted EBITDA; total gross proceeds from all divestitures, including the 2022 divestiture of the company’s biosimilar business, and the estimated retained value are in line with the company’s previously communicated range; strategic decision made to retain rights and opportunities for Viagra®, Dymista® and select OTC products in certain markets representing approximately $1.6B in estimated retained value; total transaction value represents up to $6.94B of total gross proceeds which represents an accretive multiple of 12.4x; offer for substantially all of OTC business reflects gross consideration of up to approximately $2.17B, representing an estimated accretive multiple of 12.8x; definitive agreements for API and Women’s Healthcare reflect gross proceeds of up to approximately $1.2B, representing an estimated accretive multiple of 9.9x; combined divestitures would result in up to 12 facilities and more than 6,000 employees representing approximately 15 percent of the company’s global workforce being conveyed, substantially simplifying the organization; today’s announced divestitures expected to close by the end of the first half of 2024, subject to regulatory approvals, consultations and other closing conditions; completion of divestitures will bring successful conclusion to all phase 1 efforts and commitments, including prioritizing use of net proceeds for debt paydown to reach gross leverage target of 3.0x in the first half of 2024; announced it has received an offer for the divestiture of substantially all of its OTC business, and has entered into definitive agreements to divest its Women’s Healthcare business, API business in India and commercialization rights in certain non-core markets that were acquired as part of the Upjohn Transaction; today’s announcement marks an important milestone in the execution of our overall strategic plan; not only will this bring to conclusion all of our Phase 1 commitments, including the expected achievement of our deleveraging target of 3 times gross leverage in the first half of 2024, importantly, it will also set the Company up extremely well as we enter into our Phase 2 strategy for 2024 and beyond; we achieved our goal of substantially simplifying the organization as we increase our focus on areas with the greatest potential to accelerate our growth, patient impact and shareholder value; we are committed to ensuring a successful transition for our colleagues, our partners, our customers and the patients we serve; the information in the table titled “Total Divestitures Summary” and the related footnotes; the gross proceeds to the Company from all divestitures under the terms of the agreements are up to $6.94 billion, or up to approximately $5.2 billion in estimated aggregate net proceeds, taking into consideration taxes and other costs, including related transaction costs; the Company made the strategic decision to retain rights for Viagra®, Dymista®, and select OTC products in certain markets representing estimated retained value of approximately $1.6 billion applying the OTC multiple of 12.8x to the 2022 estimated Adjusted EBITDA of $125 million attributable to the retained business; total gross proceeds from all planned divestitures and estimated retained value are in line with the Company’s previously communicated range; the application of such proceeds is expected to achieve a gross leverage target of 3.0x in the first half of 2024, completing all Viatris’ Phase 1 commitments which the Company believes will position it to accelerate growth and increase shareholder return as it enters Phase 2 of its strategic plan in 2024; additional details about the planned divestitures and expected closing timelines in the section “Overview of the Transactions”; the goals or outlooks with respect to the Viatris Inc.’s (“Viatris” or the “Company”) strategic initiatives, including but not limited to the Company’s two-phased strategic vision and potential divestitures (including the divestitures announced today) and acquisitions; the benefits and synergies of acquisitions, divestitures (including the divestitures announced today) or our global restructuring program; estimated retained value for the retained products rights announced today; future opportunities for the Company and its products; and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, stock repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock the value of our unique global platform, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the divestitures announced today not being completed on the expected timelines or at all; the risk that the conditions set forth in the agreements with respect to such divestitures will not be satisfied or waived; failure to realize the total transaction value for the divestitures and/or the expected proceeds for any or all of the divestitures, including as a result of any purchase price adjustment or a failure to achieve any conditions to the payment of any contingent consideration; the possibility that the Company may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives (including the divestitures announced today); the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with acquisitions, divestitures (including the divestitures announced today), or its global restructuring program within the expected timeframe or at all; the risk that the Company may elect not to exercise its option to accept the offer with respect to the OTC business; goodwill or other impairment charges or other losses related to the divestiture or sale of businesses or assets (including the divestitures announced today); the Company’s failure to achieve expected or targeted future financial and operating performance and results; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally (including the impact of recent and potential tax reform in the U.S. and pharmaceutical product pricing policies in China); the ability to attract and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an acquisition or divestiture; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this press release or our filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this press release other than as required by law.

In particular, certain statements in this release relate to Viatris’ Phase 2 strategy in 2024 and beyond and its related goals, targets, forecasts, objectives and commitments (such statements, the “Phase 2 Outlooks”). Viatris believes that the assumptions used as a basis for these Phase 2 Outlooks are reasonable based on the information available to management at this time. However, this information is not fact, and you are cautioned not to place undue reliance on any such information. While certain of these statements might use language that imply a level of certainty about the likelihood that Viatris will attain these Phase 2 Outlooks, it is possible that Viatris will not attain them in the timeframe noted or at all. These Phase 2 Outlooks reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause these Phase 2 Outlooks not to be achieved, or that may change the underlying variables and assumptions on which these Phase 2 Outlooks were based and cause these Phase 2 Outlooks to differ materially, include, but are not limited to, risks and uncertainties relating to our planned acquisitions and divestitures (including the divestitures announced today), including whether such transactions are completed on the expected timelines or at all, failure to achieve the anticipated benefits of any acquisitions or divestitures (including the divestitures announced today), failure to receive the anticipated cash proceeds of any or all divestitures, inability to manage base business erosion, failure to bring new products to market on the expected timeframes or at all, failure to execute stock repurchases consistent with current expectations, stock price volatility, higher than anticipated SG&A, gross margins and R&D spend, industry performance, interest rate volatility, foreign exchange rates, tax rates, the regulatory environment and general business and economic conditions, as well as those set forth in the first paragraph of “Forward-Looking Statements”. Further, these Phase 2 Outlooks cover multiple years and such information by its nature becomes less reliable with each successive year. Accordingly, there can be no assurance that any aspect of these Phase 2 Outlooks will be realized or that actual results will not differ materially. Therefore, you should construe these statements regarding these Phase 2 Outlooks only as goals, targets and objectives rather than promises of future performance or absolute statements.

Non-GAAP Financial Measures

This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States (“U.S. GAAP”). These non-GAAP financial measures, including, but not limited to, 2022 estimated adjusted EBITDA from divested assets, 2022 estimated adjusted EBITDA of retained products, 2022 estimated adjusted EBITDA of other non-core assets] and gross leverage target are presented in order to supplement investors’ and other readers’ understanding and assessment of the financial performance of Viatris. For 2022, Viatris calculated consolidated adjusted EBITDA as U.S. GAAP net earnings (loss) adjusted for income tax provision (benefit), interest expense and depreciation and amortization (to get to EBITDA) and further adjusted for share-based compensation expense, litigation settlements and other contingencies, net, Biocon Biologics Limited gain on divestiture, impairment of goodwill related to assets held for sale and restructuring, acquisition and divestiture related and other special items. Investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP.

Gross Leverage Target

The stated forward-looking non-GAAP financial measure of long-term gross leverage target of 3.0x, with a range of 2.8x – 3.2x, is based on the ratio of (i) targeted notional gross debt and (ii) targeted Adjusted EBITDA. However, the Company has not quantified future amounts to develop this target but has stated its goal to manage notional gross debt and adjusted earnings and adjusted EBITDA over time in order to generally maintain or reach the target. This target does not reflect Company guidance. Notional gross debt is the sum of the Company’s long-term debt, including current portion, and short-term borrowings and other current obligations, adjusted for net premiums on various debt issuances and deferred financing fees.

Contacts:

MEDIA	INVESTORS
+1.724.514.1968	+1.412.707.2866
Communications@viatris.com	InvestorRelations@viatris.com

Jennifer Mauer	Bill Szablewski
Jennifer.Mauer@viatris.com	William.Szablewski@viatris.com

Matt Klein
Matthew.Klein@viatris.com

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